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                                                                     EXHIBIT 2.1





                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            DIAGNOSTIC IMAGING, INC.

                                PSS MERGER CORP.

                                      AND

                        PHYSICIAN SALES & SERVICE, INC.


                         DATED AS OF SEPTEMBER 3, 1996



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                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 3, 1996, by and among DIAGNOSTIC IMAGING, INC. ("DII"), a Florida corporation having its principal office located in Jacksonville, Florida; PSS MERGER CORP. ("Merger Corp."), a Florida corporation having its principal office located in Jacksonville, Florida; and PHYSICIAN SALES & SERVICE, INC. ("PSS"), a Florida corporation having its principal office located in Jacksonville, Florida.


                                    PREAMBLE

        The Boards of Directors of PSS, Merger Corp., a wholly owned subsidiary of PSS, and DII are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of DII by PSS pursuant to the merger of Merger Corp. with and into DII. At the Effective Time of such merger, the outstanding shares of the capital stock of DII shall be converted into the right to receive shares of the common stock of PSS (except as provided herein). As a result, shareholders of DII shall become shareholders of PSS and DII shall continue to conduct its business and operations as a wholly owned subsidiary of PSS. The transactions described in this Agreement are subject to the approvals of the shareholders of DII and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger shall qualify (i) as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes, and (ii) for treatment as a pooling of interests for accounting purposes.

        Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

        NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

        1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Corp. shall be merged with and into DII in accordance with the applicable provisions of the FBCA (the "Merger"). DII shall be the Surviving Corporation resulting from the Merger and shall become a wholly owned Subsidiary of PSS and shall continue to be governed by the Laws of the State of Florida. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of DII, Merger Corp. and PSS and the shareholders of DII and Merger Corp.

        1.2 Time and Place of Closing. The closing (the "Closing") will take place at 10:00 A.M. on a date to be specified by the parties (the "Closing Date"), which (subject to the satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3) shall be no later than the second business day after the satisfaction of the conditions set forth in Section 9.1. The place of Closing shall be at the offices of Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, or such other place as may be mutually agreed upon by the Parties.
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        1.3     Effective Time.  Subject to the provisions of this Agreement, the parties shall file Articles of Merger executed in accordance with the relevant provisions of the FBCA and shall make all other filings or recordings required under the FBCA as soon as practicable on or after the Closing Date. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger become effective with the Secretary of State of the State of Florida (the "Effective Time").


                                   ARTICLE 2
                                TERMS OF MERGER

        2.1 Charter. The Articles of Incorporation of DII in effect immediately prior to the Effective Time shall be amended and restated, effective at the Effective Time, in a manner satisfactory to PSS. The Articles of Incorporation of DII, as so amended and restated, shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

        2.2 Bylaws. The Bylaws of Merger Corp. in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

        2.3 Tax-Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization under Section 368(a) of the Internal Revenue Code.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

        3.1     Conversion of Shares.  Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the shareholders of any of the Parties, the shares of the constituent corporations of the Merger shall be converted as follows:

                (a) Each share of Merger Corp. Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into one share of DII Common Stock.

                (b) Each share of DII Common Stock (excluding treasury shares and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for: (i) the right to receive that number of shares of PSS Common Stock obtained by dividing the Common Stock Per Share Purchase Price by the Base Period Trading Price, and (ii) a contingent right to receive that portion of the Escrow Shares, that are attributable to each such share of DII Common Stock, that are deposited into escrow by PSS pursuant to
Section 4.3 of this Agreement. The sum of clause (i) and (ii) of the preceding sentence is the "Common Stock Exchange Ratio." The Base Period Trading Price is defined to mean the average of the daily closing prices for the shares of PSS Common Stock for the five (5) consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) ending at the close of trading on the second trading day immediately prior to the Closing Date; provided, that for purposes of this calculation, the Base Period Trading Price shall be deemed to equal (i) $19.25 in the event the Base Period Trading Price is greater than $19.25 and (ii) $15.75 in the event the Base Period Trading Price is less than $15.75 (collectively, $19.25 and $15.75 are referred to as the "Base Period Trading Price Limitations").
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                (c)  Subject to adjustment as set forth below, the Aggregate
Purchase Price shall equal $13,000,000, (i) plus or minus the Book Value Adjustment, if any, (ii) minus any expenses incurred by DII or on DII's behalf in connection with the transactions contemplated hereunder in excess of $200,000, determined in accordance with Section 11.2 hereof. The Aggregate Purchase Price shall be (i) increased by the amount by which the shareholders' equity of DII as of June 30, 1996, as determined pursuant to the audit of Arthur Andersen LLP to be conducted as set forth in Section 8.1 hereof, is greater than $4,343,110 (shareholders' equity of DII as reflected on the June 30, 1996 unaudited balance sheet), and (ii) decreased by the amount by which the shareholders' equity of DII as of June 30, 1996, as determined pursuant to the audit of Arthur Andersen LLP to be conducted as set forth in Section 8.1 hereof, is less than $4,343,110 (the "Book Value Adjustment"). The Aggregate Purchase Price shall also be increased dollar for dollar in an amount equal to any reduction below $6,200,000 in the Funded Debt of DII as reflected on the balance sheet of DII as of June 30, 1996 included in the Financial Statements, provided that such reductions shall not be the result of any increase in accounts payable or decrease in working capital.

        3.2 Anti-Dilution Provisions. In the event DII or PSS changes the number of shares of DII Common Stock or PSS Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, combination of shares or similar recapitalization with respect to such stock (an "Anti-Dilution Event") and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, share exchange or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Common Stock Exchange Ratio shall be proportionately adjusted to insure that holders of DII Common Stock shall receive PSS Common Stock having the same value as they would have received prior to the Anti-Dilution Event. In the event PSS has an Anti-Dilution Event and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, share combination, share exchange or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Base Period Trading Price shall be adjusted to appropriately adjust the ratio under which shares of DII Common Stock will be converted into shares of PSS Common Stock pursuant to Section 3.1(b) or Section 3.6, as the case may be, of this Agreement to insure that holders of DII Common Stock shall receive PSS Common Stock having the same value as they would have received prior to the Anti-Dilution Event.

        3.3 Shares Held by DII. Each share of DII Capital Stock held in treasury by DII shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

        3.4 Dissenting Shareholders. Any holder of shares of DII Capital Stock who perfects its dissenters' rights in accordance with and as contemplated by Section 607.1320 of the FBCA shall be entitled to receive the value of such shares in cash from DII after the Effective Time as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the FBCA and surrendered to DII the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting shareholder of DII fails to perfect, or effectively withdraws or loses, its right to appraisal and of payment for its shares, PSS shall issue and deliver the consideration to which such holder of shares of DII Capital Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing such shares held by such holder.

        3.5 Fractional Shares. No certificates representing fractional shares of PSS Common Stock will be issued as a result of the Merger. Each holder of shares of DII Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of PSS Common Stock shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a

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share of PSS Common Stock multiplied by the Base Period Trading Price.  No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

        3.6 Issuance of Additional Shares. Additional shares of DII Common Stock may be issued in accordance with the provisions of Section 2.6 of that certain Reorganization Agreement dated December 31, 1995 by and among DII, American Medical Diagnostic Imaging, Inc., B&B X-Ray, Inc., Kings Diagnostic Imaging, Inc., United X-Ray Company, Inc. and all of the shareholders of DII (the "Reorganization Agreement"), provided that such additional shares of DII Common Stock are issued prior to the Effective Time and reflected in the Fully Diluted Common Equivalents. All remaining rights of any shareholder to receive additional shares of DII Common Stock under the Reorganization Agreement or otherwise shall be terminated by DII prior to the Effective Time.

                                   ARTICLE 4
                               EXCHANGE OF SHARES

        4.1     Exchange Procedures.  Promptly (and in no event more than five
(5) calendar days) after the Effective Time, PSS and DII shall cause the exchange agent selected by PSS (the "Exchange Agent") to mail to the former holders of DII Common Stock appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of DII Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of DII Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement or as to which statutory dissenters' rights have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of DII Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of PSS Common Stock to which such holder may be otherwise entitled (without interest). PSS shall not be obligated to deliver the consideration to which any former holder of DII Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of DII Common Stock for exchange as provided in this Section 4.1 or such holder provides an appropriate affidavit regarding loss of such certificate and an indemnification for loss in favor of PSS. The certificate or certificates of DII Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require.

        4.2 Rights of Former DII Shareholders. At the Effective Time, the stock transfer books of DII shall be closed and no transfer of DII Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of DII Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1, 3.5 and
3.6 of this Agreement in exchange therefor. To the extent permitted by Law, former shareholders of record of DII shall be entitled to vote after the Effective Time at any meeting of PSS shareholders the number of whole shares of PSS Common Stock into which their respective shares of DII Common Stock are converted, regardless of whether such holders have exchanged their certificates representing DII Common Stock for certificates representing PSS Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by PSS on the PSS Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of PSS Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of DII Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such certificate, both the PSS Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

        4.3 Escrow Shares. At the Effective Time, and pursuant to the terms of the Escrow Agreement attached hereto as Exhibit 4.3, PSS shall issue an aggregate number of shares of PSS Common Stock equal to the sum of (A) with respect to the specific indemnity set forth in Section 2.3 of the Escrow Agreement, the aggregate dollar amount of the specific indemnity items to be set forth in the Escrow Agreement as

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determined pursuant to Section 8.1 hereof, divided by the Base Period Trading
Price, and (B) with respect to the general indemnity set forth in Section 2.2 of the Escrow Agreement, five percent (5%) of the Aggregate Purchase Price, divided by the Base Period Trading Price.


                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF DII

        DII hereby represents and warrants to PSS and Merger Corp. as follows:

        5.1 Organization, Standing, and Power. Each of DII and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the Laws of the state of its incorporation, and has the corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its Assets. Each of DII and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, in the aggregate, a Material Adverse Effect on DII and its Subsidiaries, taken as a whole. Copies of the articles or certificate of incorporation and all amendments thereto of DII and its Subsidiaries and the bylaws, as amended, of DII and its Subsidiaries and copies of the corporate minutes (or resolutions adopted by the shareholders or Board of Directors) of DII and its Subsidiaries, which have been made available to PSS for review, are true and complete, in all Material respects, as in effect on the date of this Agreement, and accurately reflect all proceedings of the shareholders and Board of Directors (and all committees thereof) of DII and its Subsidiaries. The stock record books of DII and its Subsidiaries, which have been made available to PSS for review, contain true and complete records of the stock ownership of DII and all prior transfers of the shares of its capital stock.

        5.2     Authorization of Agreement; No Breach.   The execution,
delivery and performance of this Agreement have been duly authorized by all necessary corporate action of DII, other than the meeting (or written consent) of the shareholders of DII to approve this Agreement to be held pursuant to
Section 8.13. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by DII pursuant to this Agreement will constitute, legal, valid and binding obligations of DII enforceable against DII in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by DII pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the consents identified herein, (i) violate or result in a breach of or Default under the articles or certificate of incorporation or bylaws of DII or any of its Subsidiaries or any other Material instrument or agreement to which DII or any of its Subsidiaries is a party or is bound; (ii) to the knowledge of DII and its Subsidiaries, violate any Law, administrative decision or award of any court, arbitrator, mediator, tribunal, administrative agency or governmental body applicable to or binding upon DII or its Subsidiaries or upon their respective securities, property or business; (iii) except as set forth on 5.2 or 5.16 conflict with or constitute a Default under any Material Contract to which DII or any of its Subsidiaries is a party or by which DII or any of its Subsidiaries is bound; or (iv) create a Lien upon the securities, property or business of DII or any of its Subsidiaries.

        5.3 Capital Stock. The authorized capital stock of DII consists of 10,000,000 shares of DII Common Stock, of which (i) 3,000,000 are designated as Class A Common Stock, $.01 par value per share, and (ii) 7,000,000 are designated as Class B Common Stock, $.01 par value per share, issuable in series consisting of 500,000 shares each, designated as Series A through M, respectively, with 500,000 shares undesignated. No shares of Class A Common Stock are issued and outstanding. Of the Class B Common Stock, (i) 42,232 shares of Class B, Series A Common Stock are issued and outstanding, (ii) 54,816 shares of Class B, Series B Common Stock are issued and outstanding, (iii) 43,314 shares of Class B, Series C Common Stock are issued and outstanding, and (iv) 23,833 shares of Class B, Series D Common Stock are issued and outstanding No other shares or series of Class B Common Stock are issued and outstanding and no shares are issued and held as treasury shares. All of such issued and outstanding shares are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the 1933 Act and all applicable state securities laws. Except as set forth on Schedule 5.3, there are no outstanding warrants, options, rights (including outstanding rights to demand registration or to sell in connection with a registration by DII under the 1933 Act), calls or other commitments of any nature relating to the DII Common Stock, and there are no outstanding securities of DII convertible into or exchangeable for shares of DII Common Stock or any other capital stock. Except as set forth on Schedule 5.3, DII is not obligated to issue or repurchase any shares of its capital stock for any purpose, and to the knowledge of DII no person or entity has entered into any Contract or option or any right or privilege (whether preemptive or contractual) capable of becoming a Contract or option for the purchase, subscription or issuance of any unissued shares, or other securities of DII. Subject to adjustment for the issuance of shares of DII Common Stock pursuant to the Reorganization Agreement, as of the date hereof, DII's Fully Diluted Common Equivalents represent 164,195 shares of DII Common Stock. All holders of rights with respect to DII Common Stock pursuant to the Reorganization Agreement are currently shareholders of DII.

        5.4 DII Subsidiaries. Schedule 5.4 attached hereto contains a true and correct list of each Subsidiary of DII. All of the outstanding shares of capital stock of each such Subsidiary of DII are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the 1933 Act and all applicable State securities laws and, except as set forth on Schedule 5.4, are owned of record and beneficially by DII, free and clear of any and all Liens. No shares of capital stock of any Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims of any character, Contracts, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary, or pursuant to which any Subsidiary is or may become obligated to issue or exchange any share of capital stock. Neither DII nor any Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, or other entity, except as set forth on Schedule 5.4.

        5.5     Financial Statements.

                (a) Schedule 5.5 contains true and correct copies of the (i) unaudited consolidating balance sheet of DII as of December 31, 1995, and (ii) unaudited consolidated balance sheets of DII as of June 30, 1996 and the unaudited consolidated statements of income and unaudited consolidated statements of cash flows for the six-month period ended June 30, 1996 (the "Financial Statements").

                (b) The Financial Statements (i) are in accordance with the books and records of DII and its Subsidiaries, which books and records have been maintained in accordance with reasonable business practices; (ii) present fairly the consolidated financial condition, assets and liabilities of DII and its Subsidiaries, taken as a whole, as of the respective dates indicated and the results of operations and cash flows for the respective periods indicated;
(iii) have been consistently prepared throughout the periods involved, except that interim unaudited consolidated statements are subject to normal year end adjustments of the type specifically listed in Schedule 5.5 which will not, individually or in the aggregate, be Material; and (iv) reflect adequate reserves for all known Material Liabilities and reasonably anticipated losses. The

Financial Statements contain no untrue statements of any Material fact nor omit to state any Material fact required to be stated to make the Financial Statements as a whole not misleading, except that there are no notes to the interim unaudited consolidated statements.

        5.6     Absence of Undisclosed Liabilities.  Except as disclosed on
Schedule 5.6, as of the date hereof, neither DII nor any of its Subsidiaries has any Undisclosed Liabilities in excess of $50,000 in the aggregate, except for unpaid liabilities and obligations incurred since June 30, 1996, in the ordinary course of business and not involving Funded Debt.

        5.7     Absence of Changes.   Except as disclosed on Schedule 5.7 or as
specifically reflected in the Book Value Adjustment, since June 30, 1996 there has not been any Material transaction or Material occurrence (or, in the case of subparagraphs (i), (l) and (m) below, any transaction or occurrence) in which DII or any of its Subsidiaries has:

                (a) issued or delivered or agreed to issue or deliver any capital stock or other securities (whether stock, bonds, debentures or other corporate securities) or granted or agreed to grant any options or rights to purchase any securities or borrowed or agreed to borrow any Funded Debt;

                (b) knowingly incurred or become subject to, or agreed to incur or become subject to, any Material Liability other than in the ordinary course of business;

                (c) discharged or satisfied any Lien or paid any Material Liability other than (i) current liabilities shown on the balance sheet as of June 30, 1996 included in the Financial Statements, (ii) current liabilities incurred since that date in the ordinary course of business, or (iii) Funded Debt shown on such balance sheet or incurred since June 30, 1996;

                (d) except as permitted elsewhere in this Agreement or disclosed in Schedule 5.7, declared, set aside or made, or agreed to declare, set aside or make any payments or dividends or any distribution to shareholders or purchased, redeemed or otherwise acquired, directly or indirectly, or agreed to purchase, redeem or acquire, any shares of capital stock or other securities;

                (e) mortgaged, pledged, subjected or agreed to subject any of its assets, tangible or intangible, to any Lien, except for any liens regarding current real and personal property taxes not yet due and payable;

                (f) sold, assigned or transferred (or agreed so to do) any of its tangible assets, or canceled or agreed to cancel any debts or claims, except, in each case, in the ordinary course of business;

                (g) sold, assigned or transferred any patents, trademarks, trade names, copyrights or other intangible assets;

                (h) suffered any Material damage, destruction or loss, whether or not covered by insurance, which materially and adversely affected the properties or business thereof, or suffered any extraordinary losses or waived any rights of substantial value, whether or not in the ordinary course of business;

                (i) increased the rate of compensation payable or to become payable by it to any of its officers, directors, employees or agents over the rate being paid to them at June 30, 1996, or agreed so to do, except general hourly rate increases and normal merit increases for employees other than officers;

                (j) terminated or amended any Material Contract, License or other instrument to which it is a party or suffered any loss or termination or threatened loss or termination, of any existing business arrangement or Material supplier, the termination or loss of which would materially and adversely affect DII or its Subsidiaries;

                (k) through negotiation or otherwise, made any commitment or incurred any Liability, whether or not enforceable, to any labor organization;

                (l) except for any year-end compensation bonuses to be paid consistent with past practice, if any, made or agreed to make any accrual or arrangement for or payment of any bonus or special compensation of any kind to any officer, director, employee or agent;

                (m) directly or indirectly paid or entered into a Contract to pay any severance or termination pay to any officer, director, employee or agent;

                (n) changed any of the accounting principles followed by it or the methods of applying such principles;

                (o) reclassified its shares of capital stock into a different number of shares;

                (p) except in the ordinary course of business or as otherwise disclosed in writing to PSS, offered or extended more favorable prices, discounts or other allowances than were offered or extended regularly on and prior to June 30, 1996;

                (q) made or approved the making of any capital expenditure exceeding the amount of $25,000;

                (r) except in the ordinary course of business, loaned funds to or increased the aggregate amount of existing loans to any Person; or

                (s) suffered or experienced any other event or condition materially and adversely affecting the business, operations, assets, properties or condition of DII and its Subsidiaries, taken as a whole, financial or otherwise.

        5.8 Indebtedness. Schedule 5.8 lists all Funded Debt of DII as of June 30, 1996, setting forth the principal amounts outstanding, per annum interest rates and maturity dates for all such indebtedness. All of the indebtedness (including Funded Debt) of DII and its Subsidiaries as of the respective dates of the Financial Statements and as of the date of this Agreement is accurately reflected in the Financial Statements, and with respect to any Funded Debt, neither DII nor any of its Subsidiaries is in breach or Default under any of the terms or conditions set forth in the loan documents or any other document or instrument related thereto. Except as disclosed on
Schedule 5.8, all of the Funded Debt of DII and its Subsidiaries is prepayable at any time without penalty or premium at the option of the obligor. Except as disclosed on Schedule 5.8, (i) the transactions contemplated in this Agreement will not result in any penalty or incurrence of any additional obligation or change of any terms with respect to any such indebtedness, and (ii) neither DII nor any of its Subsidiaries have any obligations, Liabilities or indebtedness to any Affiliate.

        5.9     Tax Matters.

                (a) DII and each of its Subsidiaries have filed all federal and state income tax returns for all periods prior to the date hereof which were required to be filed, and, except as described on Schedule 5.9, no returns so filed have been examined by the IRS or any state agency with respect to any such period. Except as listed on Schedule 5.9, neither DII nor any of its Subsidiaries have received notice of any Material Tax claims being asserted or any proposed assessment by any taxing authority and no Tax returns thereof have been examined by the IRS or the appropriate state agencies for any fiscal year or period ended prior to the date hereof, and neither DII nor any of its Subsidiaries are presently under, nor has any such entity received notice of any contemplated, investigation or audit by the IRS or any state agency concerning any fiscal year or period ended prior to the date hereof. Except as listed on Schedule 5.9, neither DII nor any of its Subsidiaries have executed any extension or waivers of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                (b) As of the date hereof, DII and each of its Subsidiaries have filed all Tax returns required to be filed at this date, taking into account any extensions of the filing deadlines which have been validly granted to any such entity, and such returns are true and correct in all Material respects and properly reflect the Tax Liabilities of DII and each of its Subsidiaries for the periods, property or events covered thereby, and each such entity has paid all Taxes (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period through the date hereof whether shown on such returns or not.

                (c) Adequate provision has been made in the Financial Statements in accordance with GAAP as of June 30, 1996, for all Tax Liabilities not required to be paid prior to such date and for all current and deferred Taxes.

                (d) DII and each of its Subsidiaries, and each of their respective predecessors to which any such entity has succeeded, has withheld or collected from each payment made to each of their employees the amount of all Taxes required to be withheld or collected therefrom and has paid the same to the proper tax depositories or collecting authorities.

                (e) All ad valorem property taxes for years prior to 1996 imposed on DII, or any of its Subsidiaries or their respective predecessors have been paid in full or adequately reserved in the Financial Statements, as appropriate.

                (f) Neither DII nor any of its Subsidiaries, nor to the knowledge of DII or its Subsidiaries, their respective predecessors to which any such entity has succeeded, has ever made an election under Section 341(f) of the Internal Revenue Code and no such entity is a United States real property holding corporation as defined in Section 897 of the Internal Revenue Code.

        5.10    Real Property.

                (a) None of DII or any of its Subsidiaries owns any real property.

                (b) True and correct copies of all real property leases of DII and its Subsidiaries have been made available to PSS. Each of such leases is in full force and effect on the date hereof, except as the validity of such leases may be affected by actions, events or conditions involving only the other party thereto, none of which actions, events or conditions have occurred or exist to the knowledge of DII. No Default under any of the terms or conditions set forth in any of the foregoing leases or any other documents or instruments related thereto has occurred or been asserted by any party. Except as disclosed on Schedule

5.10, the continuation, validity and effectiveness of the terms and conditions of such leases will not be affected in any way by the transactions contemplated by this Agreement.

                (c) No proceedings for the taking of any of such real property by eminent domain by any governmental authority are pending or, to the knowledge of DII or any of its Subsidiaries, threatened.

        5.11    Personal Property.

                (a) True and correct copies of all leases for personal property (except miscellaneous leases of office machinery, medical equipment, or any leases having future minimum lease payments of less than $10,000) used or employed by DII or any of its Subsidiaries have been provided or made available to PSS. Each of such leases is in full force and effect on the date hereof, except as the validity of such leases may be affected by actions, events or conditions affecting the other party thereto, none of which actions, events or conditions exists of has occurred to the knowledge of DII. No Default under any of the terms or conditions set forth in any of the foregoing leases or any document or instrument related thereto has been asserted or, to the knowledge of DII, occurred by any party. Except as disclosed on Schedule 5.11, the continuation, validity and effectiveness of such leases will not be affected in any way by the transactions contemplated by this Agreement. Except as disclosed on Schedule 5.11, neither DII nor any of its Subsidiaries lease any personal property as lessor.

                (b) All Material items of personal property and leasehold improvements used in the business of DII are owned or leased by DII or any of its Subsidiaries and are shown on or reflected in the unaudited consolidated balance sheet of DII as of June 30, 1996, included in the Financial Statements, are in satisfactory operating condition and in a state of reasonable maintenance and repair, consistent with the uses to which they are being put.

        5.12    Intellectual Property.

                (a) Schedule 5.12 contains a true and complete list of all Intellectual Property owned by, registered in the name of, or used by DII or any of its Subsidiaries in their respective businesses on the date hereof, or for which application has been made. All such Intellectual Property rights are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto; and there have not been, and to the knowledge of DII and its Subsidiaries, there currently are not any Defaults thereunder by any party. DII or one of its Subsidiaries owns or is a valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. Neither DII nor any of its Subsidiaries or, to the knowledge of DII and any of its Subsidiaries, their respective predecessors have misused the Intellectual Property rights of others and none of the Intellectual Property rights as used in the business conducted by any such entity infringes upon or otherwise violates the rights of others, nor has any person asserted a claim of such infringement. Neither DII nor any of its Subsidiaries is obligated to pay any royalties to any person or entity with respect to any such Intellectual Property. Each such entity owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with the performance of any Material contract, proposal or letter of intent to which it is a party.

                (b) To the knowledge of DII, except as described on Schedule 5.12, no officer, director or employee of DII or any of its Subsidiaries has entered into any Contract which requires such officer, director or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, patient lists or other business information or which restricts or prohibits such officer, director or employee from engaging in activities competitive with DII or its Subsidiaries.

        5.13 Accounts Receivable. The accounts receivable and receivables from Affiliates of DII and its Subsidiaries as of June 30, 1996, as reflected in the Financial Statements (net of reserves reflected in such Financial Statements), to the extent uncollected on the date hereof, and the accounts receivable and receivables from Affiliates reflected on the books of DII and its Subsidiaries on the date hereof, are validly existing and represent monies due for goods sold and delivered or services performed, and the value of such accounts receivable as shown in the Financial Statements are, in the aggregate, net of adequate reserves for doubtful and uncollectible accounts as determined in accordance with GAAP. Except as set forth in Schedule 5.13, there are no refunds, discounts or other adjustments payable with respect to any such accounts receivable and receivables from Affiliates and there are no defenses, rights of set-off, assignments, restrictions, encumbrances, or conditions enforceable by third parties on or affecting any of the foregoing.

        5.14 Inventories. All items of inventory of DII reflected on the June 30, 1996 unaudited consolidated balance sheet contained in the Financial Statements consisted, and all such items on hand on the date of this Agreement consist of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which DII is a part. The value of the inventories reflected on the June 30, 1996 unaudited consolidated balance sheet contained in the Financial Statements were, in each instance, net of adequate reserves for damaged, excess, slow moving, obsolete and unsaleable items as determined in accordance with GAAP. Except as disclosed on Schedule 5.14, (i) purchase commitments are not materially in excess of normal requirements, and none of such purchase commitments are at prices in excess of the prevailing market prices at the time of the purchase, and (ii) since June 30, 1996, no inventory items have been sold or disposed of, except through sales in the ordinary course of business.

        5.15 Insurance. All of the properties and business of DII and its Subsidiaries of an insurable nature and of a character usually insured by companies of similar size and in similar businesses are insured in such amounts and against such losses, casualties or risks as is usual in such companies and for such properties and business. A complete and accurate list of all insurance policies held by DII or its Subsidiaries and now in force (including, without limitation, property damage, public liability, worker's compensation, fidelity bonds, errors and omissions, theft, forgery and other coverage) is attached hereto as Schedule 5.15, and true and correct copies of all such policies have been provided or made available to PSS. All such policies are in full force and effect and the premiums due thereon have been timely paid. Neither DII nor any of its Subsidiaries is now in Default regarding the provisions of any such policy, nor have they failed to give any notice or present any Material claim thereunder in due and timely fashion. The consummation of the transactions contemplated by this Agreement will not constitute a Default under, or otherwise affect the coverage under any such insurance policies.

        5.16    Compliance with Laws.

                (a) Each of DII and its Subsidiaries has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on DII or its Subsidiaries, taken as a whole. Neither DII nor any of its Subsidiaries is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No notice or warning from any Regulatory Authority with respect to any failure or alleged failure of DII or any of its Subsidiaries to comply with any Law has been issued or given, nor is any such notice or warning proposed or threatened.

                (b) Except as set forth on Schedule 5.16, no consent or approval of, prior filing with or notice to, or other action by, any Regulatory Authority or any other third party is required in connection with the execution and delivery of this Agreement or any assignment, agreement or other instrument to be executed and delivered pursuant to this Agreement by DII or the consummation by it of the transactions provided for herein or therein except for such consents and approvals that have been obtained and filings, notices and other actions that have been taken or made or which are otherwise provided for in this Agreement.

                (c) To the knowledge of DII and its Subsidiaries, there are no Material capital expenditures that DII anticipates will be required to be made in connection with the business of DII or any of its Subsidiaries as now conducted in order to comply with any existing Laws or other governmental requirements applicable to the business of DII as now conducted including, without limitation, requirements relating to occupational health and safety and protection of the environment. "Capital Expenditures" shall have the same meaning as it has in the Financial Statements if and to the extent that the treatment thereof is in accordance with GAAP.

                (d) Neither DII or any of its Subsidiaries nor, to the knowledge of DII, any officer, director, employee, agent or other representative thereof acting or purporting to act on behalf of any such entity or any business enterprise with which DII has been associated or affiliated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law (i) as a kickback or bribe to any person, or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any nation, state, political subdivision thereof, or other governmental body or instrumentality.

        5.17    Environmental Matters.

                (a) Except as set forth on Schedule 5.17, there are no claims, actions, suits, proceedings or investigations related to Environmental Matters with respect to the ownership, use, condition or operation of any of the assets held for use or sale by DII or any of its Subsidiaries or any of their respective predecessors in any court or before or by any federal, state or other governmental agency or private arbitration tribunal (hereinafter collectively referred to as "Environmental Litigation"). Except as set forth on
Schedule 5.17, there are no existing Material violations of federal, state or local Laws related to Environmental Matters by DII or any of its Subsidiaries with respect to the ownership, use, condition, lease or operation of any assets thereof or any property formerly held for use or sale by any of their respective predecessors. Neither DII, its Subsidiaries, nor, to the knowledge of DII and its Subsidiaries, any of its predecessors has used any assets or premises thereof for the handling, treatment, storage, or disposal of any Hazardous Substances except in compliance with all applicable environmental Laws. Except as set forth on Schedule 5.17, no written or oral notice, or other communication from any court or governmental agency, official or instrumentality, of any alleged violation of any Law related to Environmental Matters has been filed or communicated to management of any such entity with respect to the use, ownership, condition, operation, or disposal of any of the assets of DII or any of its Subsidiaries or any property formerly held for use or sale by any such entity or, to the knowledge of DII or any of its Subsidiaries, any of their respective predecessors. To the knowledge of DII, no basis exists for the allegation of any such violations.

                (b) Except as set forth on Schedule 5.17, no release, discharge, spillage or disposal of any Hazardous Substances in violation of any Law has occurred or is occurring at any assets or premises of DII or any of its Subsidiaries or, to the knowledge of DII and its Subsidiaries, any of their respective predecessors while or before such premises were owned leased, operated, or managed, directly or indirectly, by any such entity.

                (c) Except as set forth on Schedule 5.17, no soil or water in, under or adjacent to any of the premises of DII or any of its Subsidiaries or property formerly held for use or sale by any such entity or, to the knowledge of DII and its Subsidiaries, their respective predecessors has been contaminated by any Hazardous Substance while or before such assets or premises were owned, leased, operated or managed, directly or indirectly, by DII or its Subsidiaries, or any of their respective predecessors.

                (d) Except as set forth on Schedule 5.17, all waste containing any Hazardous Substances generated, used, handled, stored, treated or disposed of (directly or indirectly) by DII or any of its Subsidiaries or, to the knowledge of DII and its Subsidiaries, any of their respective predecessors has been released or disposed of in compliance with all applicable reporting requirements under CERCLA and RCRA and other applicable legal requirements.

                (e) DII and each of its Subsidiaries and, to the knowledge of DII and its Subsidiaries, their respective predecessors have complied with all applicable reporting requirements under CERCLA and RCRA concerning the disposal or release of Hazardous Substances, and except as set forth on Schedule 5.17, no such entity has made a report concerning any of their premises, operations or activities.

                (f) Except as set forth on Schedule 5.17, to the knowledge of DII and its Subsidiaries, no building or other improvement or any premises owned, leased, operated or managed by DII or any of its Subsidiaries contains any asbestos-containing materials.

                (g) Copies of any environmental audits or environmental surveys of any real estate owned or leased by DII, and in the possession of DII, are attached to Schedule 5.17.

        5.18 Litigation and Claims. There are no outstanding Court Orders or administrative decisions to which DII or any of its Subsidiaries is subject, and, except as disclosed on Schedule 5.18, there is no Litigation pending or, to the knowledge of DII and its Subsidiaries, threatened against or relating to DII or any of its Subsidiaries or their respective Assets or businesses, and to the knowledge of DII and its Subsidiaries, there is no specific event which has occurred for which any such action or any state of facts or occurrence of any event which might give rise to the foregoing. Except as disclosed on Schedule 5.18, neither DII nor any of its Subsidiaries have been advised by any attorney representing any such entity that there are any "loss contingencies" (as defined in Statement of Financing Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FASB 5")), which would be required by FASB 5 to be disclosed or accrued in the consolidated financial statements of DII.

        5.19    Contracts and Commitments.

                (a) Schedule 5.19 sets forth a true, correct and complete list of Contracts to which DII or any of its Subsidiaries is a party or by which their assets are bound, and which involve payment by or the receipt of payment by DII or its Subsidiaries of any amounts in excess of $25,000, all of which have been made available to PSS for review:

                        (i) any Contract for the employment of any officer, director, employee or consultant;

                        (ii) any Contract for the purchase, sale, production or supply, whether on a continuing basis or otherwise, of goods or services of any type except those made in the ordinary course of business;

                        (iii) any distributor, sales agency or vendor Contract or sub-contract or any License agreement, except those made in the ordinary course of business;

                        (iv) any Contract not made in the ordinary course of business;

                        (v) any continuing Contract for the purchase of materials, supplies, equipment or services in excess of normal operating requirements;

                        (vi) any Contracts that are, in the reasonable opinion of DII, materially adverse, onerous or otherwise harmful to any of the Company's businesses, properties, operations or assets;

                        (vii) any Contract pursuant to which such entity receives a management fee or a billings and collections fee; or

                        (viii) any Contracts, leases, quotas, restrictions or trade conditions upon which the business, rights or assets, or condition, financial or otherwise, of DII depends or is or would be Materially affected.

                (b) Except as set forth on Schedule 5.19 or as to Contracts that are cancelable at will or upon 30 days' notice or less, (i) each of the Contracts described in this Section 5.19 is in full force and effect on the date hereof, except as the validity of such Contracts may be affected by actions, events or conditions involving only the other party thereto, none of which actions, events or conditions have occurred or exist to the knowledge of DII, (ii) no Default by DII or its Subsidiaries (or, to the knowledge of DII or its Subsidiaries, by the other party thereto) under any of the terms or conditions set forth in any of the Contracts to which DII or any of its Subsidiaries is a party or any document or instrument related thereto has occurred or been asserted by any party, and (iii) the continuation, validity and effectiveness of such Contracts, and all other Material terms thereof, will not be affected by the transactions contemplated by this Agreement.

                (c) Except as set forth on Schedule 5.19, none or DII or any of its Subsidiaries is a party to any covenant not to compete or other agreement which restricts the ability of DII or its Subsidiaries or Affiliates to engage in any business.

        5.20 Powers of Attorney. Except as disclosed on Schedule 5.20, neither DII nor any of its Subsidiaries have given or granted any power of attorney, whether limited or general, to any Person that is continuing in effect.

        5.21    Benefit Plans.

                (a) Schedule 5.21.1 lists (i) every pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, any other written or unwritten employee program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise; (ii) any medical, vision, dental or other health plan, and any life insurance plan; or (iii) any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section
3(3) of ERISA, currently or expected to be adopted, maintained by, sponsored in whole or in part by, or contributed to by DII or any of its Subsidiaries or any entity aggregated therewith under Internal Revenue Code Sections 414(b) or 414(c) for the benefit of employees, former employees, retirees, directors, independent contractors, spouses or dependents of any of the foregoing or any other beneficiaries and under which such employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Benefit Plans"). Any Benefit Plan that is an "employee pension benefit plan," as that t 3(2) of ERISA, or an "employee welfare benefit plan" as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." On or after September 26, 1980, neither DII nor any of its Subsidiaries or any entity aggregated therewith under Internal Revenue Code Section 414(b) or 414(c) have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) ("Multiemployer Plan"). Except as disclosed on Schedule 5.21, neither DII nor any of its Subsidiaries have incurred, nor is reasonably expected to incur prior to the Closing Date, any liability under Title I or Title IV of ERISA or under Internal Revenue Code Section 412 other than funding obligations and claims for benefits in accordance with ERISA. All Liabilities arising out of or related to Benefit Plans and ERISA Plans of DII and of its ERISA Affiliates are reflected in the Financial Statements in accordance with GAAP.

                (b) True, correct and complete copies of all written Benefit Plans, as currently in effect (or as otherwise requested by PSS), listed on
Schedule 5.21.1 and all trust agreements or other funding arrangements, including insurance contracts, all amendments thereto and, where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, all advisory opinions issued by the United States Department of Labor after December 31, 1974, the annual reports or returns, audited or unaudited financial statements, actuarial valuations, and summary annual reports for the most recent three plan years, the most recent summary plan descriptions and any Material modifications thereto have been made available to PSS.

                (c) Except as listed on Schedule 5.21.2, all of the Benefit Plans and the related trusts subject to ERISA comply with and have been administered in all Material respects in compliance with the provisions of ERISA, all provisions of the Internal Revenue Code relating to qualification and tax exemption under Internal Revenue Code Section 401(a) and 501(a) or otherwise applicable to secure intended tax consequences, and all other applicable laws, rules and regulations and collective bargaining agreements in all Material respects. Except as listed on Schedule 5.21.2, all governmental approvals for the Benefit Plans have been obtained, including, but not limited to, timely determination letters on the qualification of the ERISA Plans and tax exemption of related trusts, as applicable under the Internal Revenue Code, and all such governmental approvals continue in full force and effect. Neither DII, nor any of its Subsidiaries, nor any administrator or fiduciary of any such Benefit Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner which could subject any such entity to any direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Benefit Plans has been made to employees of DII or any of its Subsidiaries or any of their respective predecessors prior to or on the Closing Date that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans and no action, legal or otherwise, has been commenced with respect to any claim other than processing of claims in the ordinary course of business..

                (d) All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate in all Material respects.

                (e) Since December 31, 1974, no "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in
Section 4975(e)(2) of the Internal Revenue Code) of any ERISA Plan has engaged in any "prohibited transaction" (within the meaning of Section 4975(c) of the Internal Revenue Code or Section 406 of ERISA).

                (f) No Liability exists and no event that could result in a Liability has occurred with respect to any Benefit Plan that individually or in the aggregate could have a Material Adverse Effect on DII or any of its Subsidiaries.

                (g) Neither DII nor any of its Subsidiaries have maintained, or currently maintain, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Internal Revenue Code Section 4980B(f).

                (h) Except as set forth on Schedule 5.21.3, the consummation of the transactions contemplated by this Agreement will not entitle any current or former employee of DII, any of its Subsidiaries or any of their respective predecessors whose employment is not terminated as a result of such transactions, to severance pay, unemployment compensation or any similar payment, and will not accelerate the time of payment or vesting, or increase the amount, of compensation due any such employee or former employee.

                (i) All Benefit Plans subject to Section 4980B of the Internal Revenue Code or Part 6 of Title I of ERISA, or both, have been maintained in compliance in all Material respects with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

        5.22 Remuneration. Schedule 5.22 contains a complete and accurate schedule of the direct compensation (including wages, salaries and actual or anticipated bonuses), plus a description of other annual benefits not made available to the other employees generally, to be paid in the current fiscal year to (i) all of the officers and directors of DII; and (ii) all of the employees of DII or any of its Subsid iaries who received or will be receiving in excess of $50,000 during such year. No unpaid salary, other than for the immediately preceding pay period and other than pursuant to the existing deferred compensation plans of DII or any of its Subsidiaries is now payable to any of such officers, directors or employees.

        5.23    Union and Employment Agreements.  Except as set forth on
Schedule 5.23, neither DII nor any of its Subsidiaries is a party to any union agreement, nor does any such entity have any written or oral agreement that is not terminable by it at will with any of its officers, directors, employees, consultants, agents, or any other person performing services therefor, relating to their employment by or performance of services for any such entity or their compensation therefor. To the knowledge of DII and its Subsidiaries, no union attempts to organize the employees of DII or any of its Subsidiaries have been made, nor are any such attempts now threatened. Except as set forth on
Schedule 5.23, neither DII nor any of its Subsidiaries has received notice, or has any reason to believe, that any of the officers or directors of any such entity will terminate or contemplates terminating his or her employment currently or at any time within sixty (60) days of the Closing Date.

        5.24    Interested Transactions.

                (a) Except as set forth on Schedule 5.24, neither DII nor any of its Subsidiaries are currently a party to any Contract, loan or other transaction with any of the following persons, or in which any of the following persons have any direct or indirect interest (other than as a shareholder or employee of DII):

                        (i) Any director, officer or employee of DII or its Subsidiaries or any of the shareholders of DII;

                        (ii) Any of the spouses, parents, siblings, children, aunts, uncles, nieces, nephews, in-laws and grandparents of any of the persons described in clause (i); or

                        (iii) Any corporation, trust, partnership or other entity in which any of the persons described in clauses (i) or
        (ii) has a beneficial interest (other than in a corporation whose shares are publicly traded and in which such persons own beneficially in the aggregate no more than 5% of the equity interest).

                (b) Except as set forth on Schedule 5.24, none of the shareholders of DII is an employee, consultant, partner, principal, director or shareholder of any business entity which is engaged in a business which competes with or is similar to the business of DII or any of its Subsidiaries.

        5.25 Brokers and Finders. No broker, agent, finder or consultant or other person has been retained by or on behalf of DII or is entitled to be paid based upon any agreements or understandings made by DII in connection with the transactions contemplated hereby. Neither PSS nor DII shall have any Liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration by reason of any action of DII.

        5.26 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by DII to PSS pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not

        5.27 Accounting, Tax and Regulatory Matters. Neither DII nor any Affiliate thereof has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

        5.28 State Takeover Laws. DII has taken all necessary action to exempt the transactions contemplated by this Agreement from any applicable state takeover Law, including Section 607.0902 of the FBCA.

        5.29 Schedules. All Schedules attached hereto are true, correct and complete as of the date of this Agreement. Matters disclosed on any Schedule shall be deemed disclosed for purposes of all other Schedules and Sections herein, provided that such disclosure is responsive and complete with respect to such other Schedules and Sections herein, unless expressly provided to the contrary therein.

                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF PSS

        PSS hereby represents and warrants to DII as follows:

        6.1 Organization, Standing, and Power. Each of PSS and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the Laws of the state of its incorporation, and has the power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate its Assets. Each of PSS and its Subsidiaries is duly qualified or licensed to transact business as a foreign corporation and is in good standing in all jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PSS or such Subsidiary.

        6.2 Authorization of Agreement; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of PSS. This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by PSS pursuant to this Agreement will constitute, legal, valid and binding obligations of PSS enforceable against PSS in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements and other documents and instruments to be executed and delivered by PSS pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby will not, subject to obtaining the consents identified herein, (i) violate or result in a breach of or Default under the articles or certificate Material instrument or agreement to which PSS or any of its Subsidiaries is a party or is bound; (ii) to the knowledge of PSS and its Subsidiaries, violate any Law, administrative decision or award of any court, arbitrator, mediator, tribunal, administrative agency or governmental body applicable to or binding upon PSS or its Subsidiaries or upon their respective securities, property or business; (iii) conflict with or constitute a Default under any Material Contract to which PSS or any of its Subsidiaries is a party or by which PSS or any of its Subsidiaries is bound; or (iv) create a Lien upon the securities, property or business of PSS or any of its Subsidiaries.

        6.3     Capital Stock.  The authorized capital stock of PSS consists of
(i) 60,000,000 shares of Common Stock, 36,449,085 of which shares are issued and outstanding as of June 30, 1996, and none of which are issued and held as treasury shares, and (ii) 1,000,000 shares of Preferred Stock, none of which shares are issued and outstanding as of the date of this Agreement and none of which are issued and held as treasury shares. All of such shares are duly and validly issued and outstanding, and are fully paid and non-assessable and were issued pursuant to an effective registration statement under the 1933 Act or applicable state securities laws or pursuant to an exemption from registration under the 1933 Act or applicable state securities laws. Except as set forth on
Schedule 6.3 and as contemplated by this Agreement, there are no outstanding warrants, options, rights (including outstanding rights to demand registration or to sell in connection with a registration by PSS under the Securities Act of 1933, as amended), calls or other commitments of any nature relating to the PSS Common Stock or any other capital stock of PSS, and there are no outstanding securities of PSS convertible into or exchangeable for shares of PSS Common Stock or any other capital stock of PSS. PSS and its Subsidiaries have no knowledge of any voting agreements or voting trusts between or among any Person or Persons relating to PSS, the PSS Common Stock or any of its Subsidiaries (if not wholly owned by PSS). Except as set forth on Schedule 6.3, PSS is not obligated to issue or repurchase any shares of its capital stock for any purpose, and no person or entity has entered into any Contract or option or any right or privilege (whether preemptive or contractual) capable of becoming a Contract or option for the purchase, subscription or issuance of any unissued shares, or other securities of PSS.

        6.4 PSS Subsidiaries. Schedule 6.4 attached hereto is a true and correct list of each Subsidiary of PSS. All of the outstanding shares of capital stock of each such Subsidiary are duly and validly issued and outstanding, are fully paid and non-assessable, and were issued pursuant to a valid exemption from registration under the Securities Act of 1933, as amended, and all applicable state securities laws, and, except as set forth on Schedule 6.4, are owned of record and beneficially by PSS, free and clear of any and all Liens. No shares of capital stock of any Subsidiary are reserved for issuance and there are no outstanding options, warrants, rights, subscriptions, claims of any character, Contracts, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to the capital stock of any Subsidiary, pursuant to which any Subsidiary is or may become obligated to issue or exchange any share of capital stock. Neither PSS nor any Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, or other entity, except as set forth on Schedule 6.4.

        6.5 PSS Documents. PSS has heretofore furnished the following documents to DII:

                        (a) its final Prospectus, dated November 13, 1995, contained in its Registration Statement on Form S-3 (Registration No. 33-97524);

                        (b) its Annual Report on Form 10-K for the fiscal years ended March 29, 1996 and March 30, 1995;

                        (c)  its Proxy Statement dated June 6, 1996.

        Documents (a) - (c) above are collectively referred to herein as the "PSS Documents." As of their respective dates, the PSS Documents complied in all Material respects with all applicable Laws. Since May 5, 1994, PSS has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements. The PSS Documents did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such PSS Document, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any related notes) contained in the PSS Documents complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the published rules and regulations of the SEC with respect thereto) and fairly presented the consolidated financial position of PSS and its Subsidiaries, taken as a whole, at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not include notes and are subject to normal year end adjustments which will not, in the aggregate, be Material. There have been no changes in PSS' accounting policies and practices between the dates of the PSS Documents and the date hereof that have had or are likely to have a Material Adverse Effect on the present or future financial performance of PSS, and no such change is contemplated as of the date hereof.

        6.6     Absence of Undisclosed Liabilities.  Except as disclosed on
Schedule 6.6, as of the date hereof neither PSS nor any of its Subsidiaries has any Undisclosed Liabilities in excess of $300,000 in the aggregate, except for unpaid liabilities and obligations incurred since March 29, 1996, in the ordinary course of business and not involving Funded Debt.

        6.7 Absence of Certain Changes or Events. Since March 29, 1996, except as disclosed on Schedule 6.7, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PSS, and (ii) neither PSS or any of its Subsidiaries has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of PSS provided in Article 7 of this Agreement.

        6.8 Legal Proceedings. There are no outstanding Court Orders or administrative decisions to which PSS or any of its Subsidiaries is subject, and there is no Litigation pending or threatened against or relating to PSS or any of its Subsidiaries or their respective assets or businesses, which if resolved adversely to PSS would have a Material Adverse Effect on PSS and its Subsidiaries, taken as a whole. Neither PSS nor any of its Subsidiaries have been advised by any attorney representing any such entity that there are any "loss contingencies" as defined in FASB 5, which would be required by FASB 5 to be disclosed or accrued in the consolidated financial statements of PSS and which are not so disclosed or accrued.

        6.9 Brokers and Finders. No broker, agent, finder or consultant or other person has been retained by or on behalf of PSS (other than legal or accounting advisors), or is entitled to be paid based upon any agreements or understandings made by PSS in connection with the transactions contemplated hereby. Neither DII nor PSS shall have any Liability for any broker's fee, finder's fee, consultant's fee or similar third party remuneration by reason of any action of PSS.

        6.10 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by PSS or any Affiliate thereof to DII pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of Material fact or will omit to state a Material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        6.11 Authority of Merger Corp. Merger Corp. is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida as a wholly owned Subsidiary of PSS. The authorized capital stock of Merger Corp. consists of 1,000 shares of Merger Corp. Common Stock, all of which is validly issued and outstanding, fully paid and nonassessable and is owned by PSS free and clear of any Lien. Merger Corp. has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Corp. This Agreement represents a legal, valid, and binding obligation of Merger Corp., enforceable against Merger Corp. in accordance with its terms.

        6.12 Schedules. All Schedules attached hereto are true, correct and complete as of the date of this Agreement. Matters disclosed on each Schedule shall be deemed disclosed only for purposes of the matters to be disclosed on such Schedule and shall not be deemed to be disclosed for any other purpose.


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

        7.1 Conduct of DII Business. Except as set forth on Schedule 7.1, prior to the Closing Date, except with the prior written consent of PSS, and except as necessary to effect the transactions contemplated in this Agreement, DII shall:

                (a) conduct its business in substantially the same manner as presently being conducted and refrain from entering into any transaction or Contract other than in the ordinary course of business (or, even if in the ordinary course of business, not in excess of $100,000), and not make any Material change in its methods of management, marketing, accounting, or operations;

                (b) consult with PSS prior to undertaking any Material new business opportunity outside the ordinary course of business and not undertake such new business opportunity without the prior written consent of PSS, which consent will not be unreasonably withheld;

                (c) confer on a regular basis with one or more designated representatives of PSS to report Material operational matters and to report the

                (d) notify PSS of any unexpected Material change in the normal course of business or in the operation of its properties, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings or submissions involving any Material property, and DII agrees to keep PSS fully informed of such events and permit PSS's representatives prompt access to all materials prepared in connection therewith;

                (e) Except as set forth on Schedule 7.1, not enter into any new employment Contract or, except in the ordinary course of business, any commitment to employees (including any commitment to pay retirement or other benefits);

                (f) not increase the compensation (including fringe benefits) payable or to become payable to any officer, director, employee, agent or independent contractor of either such company, except general hourly rate increases and normal merit increases for employees other than officers made in the ordinary course of business and consistent with past practice;

                (g) except in the ordinary course of business, not (i) create or incur any indebtedness, (ii) enter into (other than renewals of) or terminate any lease of real estate, or (iii) release or create any Liens of any nature whatsoever;

                (h) except in the ordinary course of business and, even if in the ordinary course of business, then not in an amount to exceed $100,000 in the aggregate, make or commit to make any capital expenditure, or enter into any lease of capital equipment as lessee or lessor;

                (i) not sell any Material asset or make any Material commitment relating to its assets other than in the ordinary course of business;

                (j) not amend the Articles of Incorporation, Bylaws or other governing instruments of DII or any of its Subsidiaries, or

                (k) not make any changes in its accounting methods or practices, except for changes in its tax accounting methods or practices that may be necessitated by changes in applicable tax laws;

                (l) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof in accordance with their current terms, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of DII Capital Stock or any other capital stock of its Subsidiaries, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock, or pay or declare or agree to pay or declare any dividend with respect to any DII Capital Stock;

                (m) other than in the ordinary course of business, not take any action, or omit to take any action, which would cause the representations and warranties contained in Article Five to be untrue or incorrect;

                (n) not make any loan to any Person or increase the aggregate amount of any loan currently outstanding to any Person, except for usual and customary advances to employees made in the ordinary course of business; and

                (o) not make any agreement or commitment which will result in or cause to occur a violation of any of the items contained in paragraphs (a) through (n).

Notwithstanding the foregoing, DII shall be entitled, without the consent of PSS, to take such action as DII deems prudent with respect to the operations of DII and its Subsidiaries.

        7.2 Conduct of PSS Business. PSS agrees that from the date hereof to the Effective Time, except to the extent that DII shall otherwise consent by an instrument in writing signed on behalf of DII by its President:

                (a) Operation of Business. It will operate its business substantially as presently operated and only in the ordinary course, except that any business acquisition by PSS or the incurrence of additional debt or the issuance or sale of equity securities shall be deemed to be in the ordinary course.

                (b) No Amendments; Corporate Existence. Except as previously disclosed in writing by PSS to DII, it will not, and it will not permit Merger Corp. to, amend its Articles of Incorporation or By-Laws; and it will maintain its corporate existence and corporate powers.

        7.3 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it, or (ii) would cause or constitute a Material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

        7.4 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not Material). As of their respective dates, such reports filed with the SEC will comply in all Material respects with the securities Laws and will not contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS

        8.1 Audit by Arthur Andersen LLP. As soon as practicable after the date of this Agreement, PSS shall cause Arthur Andersen LLP to conduct an audit prepared in accordance with GAAP of DII's consolidated statement of income for the six months ended June 30, 1996 and consolidated balance sheet as of June 30, 1996. As soon as practicable after the date of this Agreement, DII shall cause Arthur Andersen LLP to conduct an audit prepared in accordance with GAAP pro forma combined statements of income for each of the years in the three-year period ending December 31, 1995 and pro forma combined balance sheets for DII as of December 31, 1993, 1994 and 1995. DII shall make available to Arthur Andersen all financial records and personnel requested in connection with such audit. The audits shall be for the purpose of meeting the financial reporting requirements of the Securities Act of 1933, as amended, and determining the Book Value Adjustment, if any, and the specific escrow items and amounts as provided in Section 2.3 of the Escrow Agreement, the form of which is attached hereto as Exhibit 4.3. The Parties shall use their best efforts to identify, determine and agree upon the specific escrow items and amounts in accordance with the audits. The expenses for the audits pursuant to this Section 8.1 shall be paid for as provided in Section 11.2 hereof.

        8.2 Applications; Antitrust Notification. PSS shall promptly prepare and file, and DII shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. Each of the Parties will promptly file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all Material respects with the requirements of the HSR Act.

        8.3 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, DII and Merger Corp. shall execute and file the Articles of Merger with the Secretary of State of the State of Florida in connection with the Closing.

        8.4 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable best efforts to lift or rescind any Order adversely affecting its legal ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

        8.5     Investigation and Confidentiality.

                (a) Prior to the Effective Time, each party shall keep the other party advised of all Material developments relevant to its business and to consummation of the Merger. DII shall provide PSS open and exclusive access to DII, its records and employees in order for PSS to make or cause to be made such investigation of the business and properties of DII and its Subsidiaries and of its financial and legal condition as PSS reasonably requests, provided that such investigation shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information not otherwise in the public domain furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, customers and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

               (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a Material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

        8.6 Press Releases. Prior to the Effective Time, DII and PSS shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

        8.7 No Shopping. Until the termination of this Agreement pursuant to Article XI, except with respect to this Agreement and the transactions contemplated hereby, neither DII nor any of its Subsidiaries or Affiliates, nor any Representatives thereof shall directly or indirectly solicit or respond to any Acquisition Proposal by any Person. None of DII or any Affiliate or Representative thereof shall furnish any non-public information, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal. DII shall promptly notify PSS orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. DII shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable best efforts to cause all of its Representatives not to engage in any of the foregoing.

        8.8 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its best efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code for federal income tax purposes.

        8.9 Investment Agreement. DII shall use its reasonable best efforts to cause each shareholder of DII to deliver to PSS not later than 10 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 8.9, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of DII Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of PSS Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of PSS and DII have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of PSS Common Stock issued to such affiliates of DII in exchange for shares of DII Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of PSS and DII have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such person has provided the written agreement referred to in this Section 8.9 (and PSS shall be entitled to place restrictive legends upon certificates for shares of PSS Common Stock issued to affiliates of DII pursuant to this Agreement to enforce the provisions of this Section 8.9).


        8.10 Conditional Releases. Simultaneously with the execution and delivery of this Agreement, each officer and director of DII has executed and delivered a Conditional Release, in the form of Exhibit 8.10 to this Agreement, to be effective only if the Effective Time occurs.

        8.11 Registration Rights. (a) After (i) February 15, 1997 if the Closing Date occurs prior to December 1, 1996 or (ii) May 15, 1997 if the Closing Date occurs on or after December 1, 1996, PSS shall, upon the written demand of shareholders of DII holding an aggregate of at least fifty (50) percent of DII Common Stock prior to Closing ("Registration Affiliate"), use its best efforts to effect the registration (the "Demand Registration") under the 1933 Act of such number of Shares held by such Registration Affiliate as shall be indicated in a written demand sent to PSS; provided, that (a) PSS shall only be obligated to effect one Demand Registration, (b) PSS shall not be required to register in the Demand Registration an amount of PSS Common Stock which is less than $1,000,000 in market value. Upon receipt of the Registration Affiliate's written demand, PSS shall expeditiously effect the registration under the 1933 Act of the shares of PSS Common Stock as to which registration was demanded and use its best efforts to have such registration declared effective as soon as practicable after the filing thereof; provided, that PSS shall not be required to file any registration statement during any period of time (not to exceed an aggregate of ninety days) when (a) PSS is contemplating a public offering of its securities and, in the judgment of the managing underwriter thereof (or PSS, if such offering is not underwritten) such filing would have a material adverse effect on the contemplated offering; (b) PSS is in possession of material information that it deems advisable not to disclose in a registration statement; or (c) PSS is engaged in a program for the repurchase of shares of PSS Common Stock.

        (b) If PSS proposes to register any of its securities under the 1933 Act for sale for cash (otherwise than in connection with registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), PSS shall give the Registration Affiliates notice of such proposed registration at least 20 days prior to the filing of a registration statement. At the written request of a Registration Affiliate delivered to PSS within 15 days after the receipt of the notice from PSS, which request shall state the number of shares of PSS Common Stock that the Registration Affiliate wishes to sell or distribute publicly under the registration statement proposed to be filed by PSS, PSS shall use its best efforts to effect the registration ("Piggyback Registration") under the 1933 Act of such shares, and to cause such registration to remain effective for a reasonable period of time not to exceed 45 days or such longer period of time acceptable to PSS; provided that PSS may, without the consent of the Registration Affiliate, withdraw such registration statement prior to its becoming effective if PSS has abandoned its proposal to register its securities. If the managing underwriters thereof advise PSS in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering, PSS shall include in the registration the shares the Registration Affiliate proposes to sell and the securities PSS proposes to sell in proportion to the number of shares each proposes to sell.

        (c) Nothwithstanding anything to the contrary herein, the Registration shall have no rights to a Demand Registration or Piggyback Registration after two (2) years after the Effective Time

        (d) In the event of any registration of any shares of PSS Common Stock held by Registration Affiliates under the 1933 Act, PSS shall, and hereby does, indemnify and hold harmless in the case of any Demand or Piggyback Registration, the Registration Affiliates, their directors and officers and each other Person, if any, who controls such seller within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which the Registration Affiliates or any such director or officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and PSS shall reimburse the Registration Affiliates, and each such director, officer and controlling person, for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that PSS shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to PSS through an instrument duly executed by or on behalf of such Registration Affiliate, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of PSS, or any such director, officer or controlling person and shall survive the transfer of such shares by the Registration Affiliate.


        (e) PSS may require, as a condition to including any shares of PSS Common Stock to be offered by a Registration Affiliate in any registration statement filed pursuant to this Section 8.11, that PSS shall have received an undertaking reasonably satisfactory to it from such Registration Affiliate, to indemnify and hold harmless in the case of any Demand or Piggyback Registration, PSS, its directors and officers and each other Person, if any, who controls PSS within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which PSS or any such director or officer or controlling person may become subject under the Securities Act or state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contain therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information about such Registration Affiliate as a shareholder of PSS furnished to PSS through an instrument duly executed by such Registration Affiliate specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of PSS or any such director, officer or controlling person and shall survive the transfer by any Registration Affiliate of such shares.

        (f) Promptly after receipt by an undemnified party of notice of the commencement of any action or proceeding involving a claim referred to in
Section 8.11(d) or (e), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 8.11(d) or (e), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

        (g) The indemnification required by Section 8.11(d) and (e) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills not contested in good faith are received or expense, loss, damage or liability is actually incurred.

        (h) In the event that any shares of PSS Common Stock held by a Registration Affiliate are to be registered pursuant to this Section 8.11, PSS covenants and agrees that it shall use its best efforts to effect the registration and cooperate in the sale of such shares to be registered and shall, subject to PSS's rights to delay or withdraw certain registrations, as expeditiously as reasonably possible:

             (i) prepare and file with the SEC a registration statement on the shortest form registration statement for which PSS then qualifies (including registration statements on Form S-3 or Form S-2) with respect to the shares (as well as any necessary amendments or supplements thereto) and use its best efforts to cause the registration statement to become effective and, upon the request of the Registration Affiliates, keep such registration statement effective for a reasonable period of time as requested by the Registration Affiliates not to exceed 60 days;

             (ii) notify the Registration Affiliates, promptly after PSS shall receive notice thereof, of the time when the registration statement becomes effective;

             (iii) advise the Registration Affiliates after PSS shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of the registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued;

             (iv) furnish to the Registration Affiliates such number of copies of the registration statement, each amendment and supplement thereto, the prospectus included in the registration statement (including each preliminary prospectus) and such other documents as the Registration Affiliates may reasonably request in order to facilitate the disposition of the shares of PSS Common Stock owned by the Registration Affiliates;

             (v) enter into such customary agreements (including an underwriting agreement in customary form, including appropriate mutual indemnification provisions) and take all such other action, if any, as the Registration Affiliates or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such shares;

             (vi) use its best efforts to register or qualify the shares of PSS

        Common Stock under the securities or blue sky laws of such jurisdiction as the Registration Affiliate may reasonably request; and

             (vii) notify the Registration Affiliates, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the occurrence of any event as a result of which the Registration Statement would contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, at which time any sales pursuant to such Registration Statement shall cease, and, as soon as practicable after PSS reasonably deems, if appropriate, to disclose such information in a registration statement, prepare a supplement or amendment to the Registration Statement so that such Registration Statement shall not, to PSS' knowledge, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (i) PSS shall pay one-half and the Registration Affiliates shall pay one-half of all expenses (which shall be shared with other persons whose shares are being registered in the Registration Statement) in connection with any Demand Registration and PSS shall pay all expenses in connection with any Piggyback Registration, which expenses include without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, and the reasonable fees and disbursements of counsel for PSS and of its independent accountants. Notwithstanding the foregoing, in any registration, each party shall pay for its own underwriting discounts and commissions and transfer taxes.

       (j)  The Registration Affiliates may not assign their rights under this
Section 8.11 to anyone without the prior written consent of PSS, and any attempted transfer in violation of this Section 8.11(j) shall be null and void.

        8.12 Conditions to Closing. DII and PSS agree to use their commercially reasonable efforts to satisfy the closing conditions set forth in
Article 9 of this Agreement by October 31, 1996, and if not by such time, as soon thereafter as possible.


                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

        9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

                (a) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of PSS would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                (b) Consents and Approvals. Except as set forth on Schedule 9.1, each Party shall have obtained any and all Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. Except as set forth on Schedule 9.1, no Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of PSS would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

                (c) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

        9.2 Conditions to Obligations of PSS. The obligations of PSS to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by PSS pursuant to Section 11.6(a) of this Agreement:

                (a) Representations and Warranties. The representations and warranties of DII set forth or referred to in this Agreement shall be true and correct in all Material respects (except that those representations and warranties which are qualified as to materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date).

                (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of DII to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                (c) Certificates. DII shall have delivered to PSS (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by DII's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as PSS and its counsel shall request.

                (d) Investment Agreements. PSS shall have received from each shareholder of DII the investment letter referred to in Section 8.9 of this Agreement, to the extent necessary to assure in the reasonable judgment of PSS that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                (e) Pooling Letters. PSS shall have received a letter, dated as of the Effective Time, in form and substance reasonably acceptable to PSS, from Arthur Andersen to the effect that the Merger will qualify for pooling-of-interests accounting treatment. PSS and Arthur Andersen also shall have received a letter, dated as of the date hereof and as of the Effective Time, in form and substance reasonably acceptable to such Party, from McGladrey & Pullen LLP to the effect that DII and its Subsidiaries qualify for pooling-of-interests accounting treatment.

                (f) Employment and Noncompetition Agreements. Those persons listed on Schedule 9.2(f) shall have entered into employment and noncompetition agreements with PSS, in substantially the form of Exhibit 9.2(f) hereto.

                (g) Noncompetition Agreements. Roddy G. Richman, William F. Bronson, Glen E. Green and Harvey A. Shores shall have entered into noncompetition agreements in substantially the form of Exhibits 9.2(g)(i)-(iv) respectively. All other shareholders of DII shall have entered into noncompetition agreements in substantially the form of Exhibit 9.2(g)(v) hereto.

                (h) Retention of Sales Force. At the Effective Time, DII shall have retained at least 22 full-time sales persons and 70 full-time service technicians.

                (i) Delivery of Documents. DII shall have delivered all of its books and records to PSS including, but not limited to, (i) all corporate and other records of DII and each Subsidiary and their respective predecessors, including the minute books, stock books, stock transfer registers, books of account, leases and Contracts, deeds and title documents, and Financial Statements; and (ii) such other documents or certificates as shall be reasonably requested by PSS.

                (j) Resignation of DII Directors. On or prior to the Closing Date, DII shall have delivered to PSS evidence satisfactory to PSS of the resignation of the directors of DII effective as of the Closing Date.

                (k) Statements for Services Rendered. DII shall have received final statements for all legal, accounting and advisory fees for which it is responsible for payment in connection with the transactions contemplated by this Agreement, together with an acknowledgment by each such legal counsel, accountant or advisor that such statement represents its final bill for all services rendered to DII in connection with the transactions contemplated by this Agreement.

                (l) No Material Adverse Change. There shall not have been any Material adverse change in the business, assets, Liabilities, financial condition, or results of operations of DII and its Subsidiaries, taken as a whole, between June 30, 1996 and the Closing Date, and DII shall have delivered to PSS a certificate, dated as of the Closing Date, signed by its chief executive officer and chief financial officer certifying to such effect.

                (m) Consent of Lender. PSS shall have received from NationsBank, as agent bank, under PSS' senior credit facility its written consent to the consummation of the Merger and the other transactions contemplated by this Agreement.

                (n) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by DII and a national bank as the Escrow Agent in substantially the form of Exhibit 4.3 hereto, with the specific escrow items included in form and substance satisfactory to PSS.

                (o) Release of Liens by First Union National Bank. DII shall have received and delivered to PSS a payoff letter from First Union National Bank indicating the amount required for the loan to be paid in full at Closing and acknowledging the release of all liens on the assets of DII upon payment in full of such amount.

                (p) Opinion of Counsel. PSS shall have received an opinion from Smith Hulsey & Busey, counsel for DII, dated as of the Effective Time, as to the matters set forth in Exhibit 9.2(p).

                (q) Termination of Employment Agreements. The existing employment agreements between DII and Rutherford C. Deas and Thomas A. Bronson, shall have been terminated.

                (r) Termination of DII Stock Plan. The DII Stock Plan and all rights under the DII Stock Plan shall have been terminated by DII and each participant in the DII Stock Plan prior to the Effective Time.

                (s) Termination of Rights under Reorganization Agreement. All rights under Section 2.6 of the Reorganization Agreement, to the extent determinable, shall have been converted into shares of DII Common Stock prior to the Effective Time and shall be reflected in the Fully Diluted Common Equivalents. Any remaining rights under Section 2.6 of the Reorganization Agreement or otherwise shall have been terminated by DII and each shareholder of DII prior to the Effective Time.

        9.3 Conditions to Obligations of DII. The obligations of DII to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by DII pursuant to Section 11.6(b) of this Agreement:

                (a) Representations and Warranties. The representations and warranties of PSS set forth or referred to in this Agreement shall be true and correct in all Material respects (except that those representations and warranties which are qualified as to materiality shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date, other than Section 6.3, which shall be updated as of the date most reasonably practicable nearest the Closing Date).

                (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of PSS to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with.

                (c) Certificates. PSS shall have delivered to DII (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by PSS's Board of Directors and Merger Corp.'s Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to consummation of the transactions contemplated hereby, all in such reasonable detail as DII and its counsel shall request.

                (d) No Material Adverse Change. There shall not have been any Material adverse change in the business, assets, Liabilities, financial condition, or results of op erations of PSS and its Subsidiaries, taken as a whole, between June 30, 1996 and the Closing Date, and PSS shall have delivered to DII a certificate, dated as of the Closing Date, signed by its chief executive officer and chief financial officer certifying to such effect.

                (e) Escrow Agreement. The Escrow Agreement shall have been executed and delivered by PSS and a national bank as the Escrow Agent in substantially the form of Exhibit 4.3 hereto, with the specific escrow items included in form and substance satisfactory to DII.

                (f) Employment and Noncompetition Agreements. PSS shall have entered into employment and noncompetition agreements with those persons listed on Schedule 9.2(f), in substantially the form of Exhibit 9.2(f) hereto.

                (g) Noncompetition Agreements. Roddy G. Richman, William F. Bronson, Glen E. Green and Harvey A. Shores shall have entered into noncompetition agreements in substantially the form of Exhibits 9.2(g)(i)-(iv) respectively. All other shareholders of DII shall have entered into noncompetition agreements in substantially the form of Exhibit 9.2(g)(v) hereto.

                (h) Shareholder Approval. At least sixty percent (60%) of the shareholders of DII shall have approved the Merger and less than 10% of the shareholders of DII shall have exercised dissenters' rights in connection with the Merger.

                (i) Payoff of Loans to First Union National Bank. At the Closing, PSS shall have paid by wire transfer the balance of the outstanding principal incurred in the operation of the business and interest accrued through the date of Closing (other than any interest owed by reason of any default under the loan documents), owed by DII to First Union National Bank.

                (j) Opinion of Counsel. DII shall have received an opinion from Fred Elefant, P.A., General Counsel of PSS, dated as of the Effective Time, as to the matters set forth in Exhibit 9.3(j).


                                   ARTICLE 10
                                  TERMINATION

        10.1 Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                 (a) By mutual consent of the Board of Directors of PSS and the Board of Directors of DII; or

                 (b) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the reasonable opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

                (c) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                (d) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or

                (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by October 31, 1996, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                (f) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by November 30, 1996;

                (g) By the Board of Directors of either Party (provided that the terminating Party is not then in Material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
Section 10.1(e) of this Agreement; or

                (h) By the Board of Directors of either Party if the if the Base Period Trading Price is less than $21.00 or greater than $14.00 (in each case, calculated without regard to the Base Period Trading Price Limitations);

                (i) By the Board of Directors of DII in the event that the Book Value Adjustment, as determined in accordance with Section 3.1(c), is greater than $2,000,000;

                (j) By the Board of Directors of PSS or DII in the event that the Specific Escrow items are in excess of ten percent (10%) of the Aggregate Purchase Price;

                (k) By the Board of Directors of PSS in the event that at least sixty percent (60%) of the shareholders of DII do not approve the terms of the Merger or in the event than 10% or more of the shareholders of DII shall have exercised dissenters' rights in connection with the Merger.; or

                (l) By the Board of Directors of PSS in the event that Arthur Andersen LLP determines that any of the DII financial statements to be audited as set forth in Section 8.1 is unauditable and that it will be unable to deliver an audit letter with respect to any of such financial statements.

        10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Section 8.5(b) of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) of this

Agreement shall not relieve a breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

         10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except Articles 2, 3, 4 and 11 and Sections 8.8, 8.12, 10.2 and 10.3 this Agreement, and except with respect to the indemnification obligations in the Escrow Agreement.


                                   ARTICLE 11
                                 MISCELLANEOUS

        11.1  Definitions.

                (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                "Articles of Merger" shall mean the Articles of Merger to be executed by Merger Corp. and DII and filed with the Secretary of State of the State of Florida relating to the Merger as contemplated by Section 1.1 of this Agreement.

                "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                "Closing Date" shall mean the date on which the Closing occurs.

                "Common Stock Per Share Purchase Price" shall mean the quotient obtained by dividing (i) the Aggregate Purchase Price minus the Escrow Dollar Amount by (ii) the Fully Diluted Common Equivalents.

                "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

                "DII Common Stock" shall mean the Class A Common Stock, $.01 par value per share, and all series of the Class B Common Stock, $.01 par value per share, of DII.

                "DII Executives" shall mean all present and former officers and directors of DII or any constituent corporation absorbed into DII pursuant to merger or consolidation.

                "DII Stock Plan" shall mean the Diagnostic Imaging, Inc. Employee Cash and Stock Bonus Plan.

                "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                "ERISA Affiliate" shall have the meaning provided in Section
5.14 of this Agreement.

                "Escrow Agreement" shall mean the Escrow Agreement attached to this Agreement as Exhibit 4.3.

                "Escrow Dollar Amount" shall mean the aggregate dollar amount of the specific indemnity items as provided in Section 2.3 of the Escrow Agreement plus five percent (5%) of the Aggregate Purchase Price.

                "Escrow Shares" shall mean the shares of PSS Common Stock issued pursuant to Section 4.3 hereof.

                "Exhibits" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                "FBCA" shall mean the Florida Business Corporation Act.

                "Fully Diluted Common Equivalents" shall mean the sum of (i) all issued and outstanding shares of DII Common Stock, and (ii) all shares of DII Common Stock issuable upon the exercise of all outstanding DII options and the conversion of all other convertible securities of DII and the issuance of all DII Common Stock issuable pursuant to any other rights or commitments of any nature.

                "Funded Debt" shall mean any outstanding indebtedness (including leases required to be capitalized under GAAP) of such party or its Subsidiaries, except Funded Debt between such parties, representing borrowing, but excluding trade payables.

                "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Regulatory Authorities and any polychlorinated biphenyls).

                "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                "Intellectual Property" shall mean the copyrights, patents, trademarks, service marks, service names, tradenames, applications therefor, technology rights and licenses.

                "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable and (ii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

                "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                "Material Adverse Effect" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a Material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that Material Adverse Effect shall not be deemed to include the impact of (x) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles, and (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

                "Merger Corp. Common Stock" shall mean the $0.01 par value common stock of Merger Corp.

                "1933 Act" shall mean the Securities Act of 1933, as amended.

                "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

                "Party" shall mean either DII, Merger Corp. or PSS, and "Parties" shall mean all of DII, Merger Corp. and PSS.

                "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                "PSS Capital Stock" shall mean, collectively, the PSS Common Stock, the PSS Preferred Stock and any other class or series of capital stock of PSS.

                "PSS Common Stock" shall mean the $0.01 par value common stock of PSS.

                "PSS Preferred Stock" shall mean the $0.01 par value preferred stock of PSS.

                "PSS Stock Plans" shall mean the existing stock option and other stock-based compensation plans of PSS designated as follows: Amended and Restated 1994 Long Term Incentive Plan, Amended and Restated 1994 Long Term Stock Plan, 1994 Incentive Stock Option Plan, Amended and Restated Directors' Stock Plan, Employee Stock Purchase Plan and 1986 Incentive Stock Option Plan.

                "Regulatory Authorities" shall mean, collectively, all federal and state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, including the NASD, and the SEC.

                "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                "SEC" shall mean the Securities and Exchange Commission.

                "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                "Subsidiaries" shall mean all those corporations, partnerships, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                "Surviving Corporation" shall mean DII as the surviving corporation resulting from the Merger.

                "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, including interest, penalties, and additions imposed thereon or with respect thereto.

                "Undisclosed Liabilities" shall mean any liability or obligation of a Party to this Agreement, whether accrued, liquidated, unliquidated, absolute, contingent, matured, unmatured or otherwise, as of the Closing Date, that is not fully reflected or reserved against in their respective financial statements or fully disclosed in a Schedule.

                (b) In addition to the terms defined in Section 11.1(a) above, the terms set forth below shall have the meanings ascribed thereto in the referenced sections:

        Aggregate Purchase Price - Section 3.1(c)
        Base Period Trading Price - Section 3.1(b)
        Base Period Trading Price Limitations - Section 3.1(b)
        Book Value Adjustment - Section 2.1(c)

        Benefit Plans - Section 5.21
        Closing - Section 1.2
        Closing Date - Section 1.2
        Common Stock Exchange Ratio - Section 3.1(b)
        Effective Time - Section 1.3
        Environmental Litigation - Section 5.7
        ERISA Plan - Section 5.21
        Exchange Agent - Section 4.1
        FASB - Section 5.18
        Financial Statements - Section 5.5
        Merger - Section 1.1
        Multiemployer Plan - Section 5.21(a)
        Per Share Purchase Price - Section 3.1(b)
        PSS Documents - Section 6.5
        DII Options - Section 3.5

                (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

        11.2 Expenses. PSS shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel. Upon consummation of the Merger, PSS shall bear and pay the following costs and expenses in an amount not to exceed $200,000 in the aggregate: (i) the reasonable fees and expenses of DII's counsel, (ii) expenses for the audits conducted pursuant to Section 8.1 hereof, and (iii) other reasonable fees and expenses of DII incurred by DII or on DII's behalf in connection with the transactions contemplated hereunder ((i), (ii) and (iii) collectively, the "Expenses"). In the event this Agreement is terminated pursuant to Section 10.1(a) or (d) hereof, PSS and DII shall share evenly the Expenses, provided that PSS shall only bear reasonable expenses of DII in an amount not to exceed $100,000 in the aggregate. In the event this Agreement is terminated pursuant to Section 10.1(b), (c) or (g), the party in breach of the representation, warranty, covenant or other agreement, or whose actions or inaction (or the actions or inaction of such Party's affiliates, shareholders, representatives or agents) result in the failure of satisfaction of the condition, shall bear the Expenses, provided that PSS shall only bear reasonable expenses of DII in an amount not to exceed $200,000 in the aggregate. In the event this Agreement is terminated pursuant to Section 10.1(e), (f), (h), (i) or (j) hereof, the party who elects to terminate this Agreement shall bear the Expenses, provided that PSS shall only bear reasonable
expenses of DII in an amount not to exceed $200,000 in the aggregate.   DII
shall bear the Expenses in the event of a termination pursuant to Section 10.1(k) or (l).

        11.3 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by DII or PSS, each of the shareholders of DII (out of the Escrow Agreement only) and PSS, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

       11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herei the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as specifically provided in Sections 8.11 or 8.12 of this Agreement.

       11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained.

       11.6    Waivers.

                (a) Prior to or at the Effective Time, PSS, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by DII, to waive or extend the time for the compliance or fulfillment by DII of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of PSS under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of PSS.

                (b) Prior to or at the Effective Time, DII, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by PSS, to waive or extend the time for the compliance or fulfillment by PSS of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of DII under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of DII.

                (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

        11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

        11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date received by the other party:

        DII:                    Diagnostic Imaging, Inc.
                                9428 Baywood Center III, Suite 500
                                Jacksonville, Florida 32256
                                Telecopy Number:  (904) 636-9673
                                Attention: Rutherford C. Deas

        Copy to Counsel:        Smith Hulsey & Busey
                                225 Water Street, Suite 1800
                                Jacksonville, Florida  32202
                                Telecopy Number:  (904) 359-7708
                                Attention: M. Richard Lewis, Jr., Esq.

        PSS:                    Physician Sales & Service, Inc.
                                7800 Belfort Parkway, Suite 250
                                Jacksonville, Florida  32256
                                Telecopy Number:  (904) 281-9555
                                Attention: Mr. David A. Smith

        Copy to Counsel:        Alston & Bird
                                One Atlantic Center
                                1201 W. Peachtree Street
                                Atlanta, Georgia  30309
                                Telecopy Number:  (404) 881-4777
                                Attention: J. Vaughan Curtis, Esq.

        11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Florida, without regard to any applicable conflicts of Laws.

        11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

        11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. The parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

        11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                           [Signatures on next page.]

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                                 DIAGNOSTIC IMAGING, INC.


    /s/ Tom Bronson                     By:     /s/ Rutherford C. Deas
--------------------------                  -----------------------------------
Secretary                                   Rutherford C. Deas, Chief Executive
                                                Officer


[CORPORATE SEAL]



ATTEST:                                 PHYSICIAN SALES & SERVICE, INC.


    /s/ David A. Smith                  By:     /s/ Patrick Kelly
---------------------------                 -----------------------------------
Assistant Secretary                     Title:  Chief Executive Officer
                                              ---------------------------------


[CORPORATE SEAL]



ATTEST:                                 PSS MERGER CORP.


    /s/ David A. Smith                  By:     /s/ Patrick Kelly
----------------------------                -----------------------------------
Assistant Secretary                     Title:  Chief Executive Officer
                                               --------------------------------


[CORPORATE SEAL]